                                                                   Exhibit 10.76

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement, dated February 6, 2003 (this "Agreement"), is entered into by and among UnitedGlobalCom, Inc., a Delaware corporation (the "Purchaser"), Alliance Balanced Shares ("ABS"), Alliance Growth Fund ("AGF"), Alliance Global Strategic Income Trust ("AGSIT") and EQ Alliance Common Stock Portfolio (together with ABS, AGF and AGSIT, the "Sellers" and each a "Seller").

                                    RECITALS

     WHEREAS, United Pan-Europe Communications N.V., incorporated and existing under the laws of the Netherlands ("UPC") filed a voluntary case under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended, in the United States Bankruptcy Court for the Southern District of New York (the "US Bankruptcy Court") and has proposed its Second Amended Plan of Reorganization (the "US Plan");

     WHEREAS, the US Bankruptcy Court has approved UPC's Second Amended Disclosure Statement, dated January 7, 2003, with respect to the US Plan (the "Disclosure Statement");

     WHEREAS, the Purchaser is the majority shareholder of UPC;

     WHEREAS, each of the Sellers hold the number of Preference Shares A of UPC, nominal value E1.00 per share (the "Preference Shares") and warrants to purchase ordinary shares A of UPC, nominal value E1.00 per share (the "Ordinary Shares"), at an exercise price of E42.546 per Ordinary Share (the "Warrants," and together with the Preference Shares, the "UPC Securities") set forth opposite its name on
SCHEDULE 1 attached hereto; and

     WHEREAS, each of the Sellers, entered into agreements, dated December 20, 2002 (the "Letter Agreements") providing for the Sellers to sell the UPC Securities to the Purchaser in exchange for shares of the Purchaser's Class A Common Stock, par value $.01 per share (the "UGC Shares").

     NOW, THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

     SECTION 1. PURCHASE OF THE UPC SECURITIES. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Sellers agree, severally and not jointly, to sell to the Purchaser at Closing, the aggregate number of UPC Securities set forth opposite such Seller's name on
SCHEDULE 1 hereto in exchange
for the number of UGC Shares set forth opposite such Seller's name on SCHEDULE 1 hereto.

     SECTION 2. CLOSING. The consummation of the purchase and sale of the UPC Securities to be purchased hereunder (the "Closing") shall take place at the offices of the Purchaser on a date mutually agreed upon between the parties, but in any event within three (3) business days after the satisfaction or waiver of the conditions set forth herein (such date being referred to herein as the "Closing Date"). At the Closing:

          (a) The Sellers shall transfer the Preference Shares to the Purchaser.

          (b) The Sellers shall transfer title to the Warrants to the Purchaser by delivering to the Purchaser the Warrants with an executed Assignment Form attached as Exhibit B thereto providing for the transfer of title to the Purchaser.

          (c) The Purchaser shall deliver to the Sellers certificates for the UGC Shares, in such denominations and registered as the Sellers shall advise the Purchaser at least two days prior to the Closing Date.

               (i) Each certificate representing the UGC Shares will contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws:.

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED FEBRUARY 6, 2003, COPIES OF WHICH ARE AVAILABLE FROM UNITEDGLOBALCOM, INC. UPON REQUEST, AND ANY SALE, PLEDGE, HYPOTHECATION, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF SUCH SECURITIES IS SUBJECT TO SUCH SECURITIES PURCHASE AGREEMENT.

     SECTION 3. CERTAIN COVENANTS OF THE SELLERS. Each of the Sellers covenants with the Purchaser as follows:

          (a) RIGHT OF FIRST REFUSAL. Each Seller hereby grants to the Purchaser a right of first refusal (the "First Refusal Right") to purchase any and all UGC Shares which such Seller may propose to transfer, pursuant to a bona fide third-party offer for such shares or enter into a hedge transaction with respect to such UGC Shares.

               (i) In the event that such Seller proposes to undertake such a sale or hedge transaction, the Seller shall notify the Purchaser no later than 10 business days prior to the proposed transfer of, or the entering into any hedge transaction with respect to, any of the UGC Shares (such notice, the "Sale Notice").

               (ii) The Sale Notice shall specify (i) the number of UGC Shares proposed to be transferred or with respect to which the Seller expects to enter into a hedge transaction (the "Proposed Sale Shares"), (ii) the terms of the offer or hedge transaction and the identity of the third-party offeror or counterparty to the hedge transaction and (iii) the proposed sale price per UGC Share (or its cash equivalent, if a proposed sale is other than for cash consideration) or the consideration to be received in the proposed hedge transaction (the "Proposed Sale Price").

               (iii) The Purchaser shall have 10 days after the Sale Notice is mailed or delivered to agree to purchase the Proposed Sale Shares for the Proposed Sale Price and upon the terms specified in the Sale Notice by giving written notice (an "Exercise Notice") to such Seller and stating therein the number of Proposed Sale Shares to be purchased. The right of first refusal may not be assigned or transferred by the Purchaser except to Liberty Media Corporation and its affiliates.

               (iv) In the event an Exercise Notice is not given to Seller prior to the expiration of the 10 day exercise period, the Seller shall have a period of 30 days thereafter in which to transfer, or enter into a hedge transaction with respect to, the Proposed Sale Shares to the third-party offeror identified in the Sale Notice, upon terms (including purchase price) no more favorable to such third-party offeror or counterparty than those specified in the Sale Notice; PROVIDED, HOWEVER, that any such transfer or entering into hedge transaction must not be effected in contravention of the provisions of this Agreement. In the event such Seller does not effect the proposed transfer within the specified 30 day period, the First Refusal Right shall continue to be applicable to any subsequent transfer or hedge transaction with respect to the UGC Shares.

          (b) RESTRICTION ON TRANSFER. Each of the UGC Shares issued to the Sellers in accordance with this Agreement shall not be transferable by the Sellers until twelve months after the Closing and each Seller shall not enter into a hedge transaction with respect to such UGC Shares until twelve months after Closing. Each Seller hereby authorizes the Purchaser to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Purchaser with respect to any UGC Shares for which such Seller is the record holder and, in the case of any such UGC Shares for which such Seller is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such UGC Shares.

     SECTION 4. REGISTRATION.

          (a) As soon as practicable after the Closing Date but in no event later than 30 days after the Closing Date (such 30th day, the "Filing Deadline"), the Purchaser shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), or amend an existing registration statement (the "Shelf Registration Statement"), providing for the registration of all of the UGC Shares, and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Closing Date (such 120th day, the "Effectiveness Deadline").

          (b) No Seller may include any of its UGC Shares in any Shelf Registration Statement pursuant to this Agreement unless and until such Seller
(i) agrees to be named as a selling stockholder in the related Prospectus and to deliver a Prospectus to purchasers and (ii) furnishes to the Purchaser in writing, within 15 days after receipt of a request therefor, certain representations and information with respect to itself and the proposed distribution by it as shall be necessary in order to assure compliance with Federal and applicable state securities laws in connection with the Shelf Registration Statement in order to have its UGC Shares included in the Shelf Registration Statement. Each Seller agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Purchaser by such Seller not materially misleading. The Purchaser may exclude from such registration the UGC Shares of any Seller that fails to furnish such information within a reasonable time after receiving such request.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Sellers as follows:

          (a) ORGANIZATION; POWERS. The Purchaser is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement (a) have been duly authorized by all requisite corporate action on the part of the Purchaser and (b) do not and will not (i) violate any laws or regulations applicable to the Purchaser, the certificate or bylaws of the Purchaser or any order, judgment or decree of any court or other agency of government binding on the Purchaser, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default or event of default under any contract, lease, instrument, indenture, note or other agreement of or binding upon the Purchaser, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of the Purchaser, or (iv) require any approval of stockholders or any approval or consent of any person under any contract, lease, instrument, indenture, note or other agreement of or binding upon the Purchaser, except for such approvals or consents which have been obtained on or before the date hereof or approvals or consents of which the failure to obtain would not have a material adverse effect on (1) the business, financial condition or results of operations of the Purchaser or (2) the Purchaser's ability to perform its obligations under this Agreement.

          (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (d) UGC SHARES. The UGC Shares to be issued pursuant to this Agreement are duly authorized and, when delivered by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and nonassessable. No resolutions to make any distributions out of the equity (vermogen) of the Purchaser have been adopted, which have not been carried out.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers represents and warrants to the Purchaser as follows:

          (a) ORGANIZATION; POWERS. Such party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) AUTHORIZATION. The execution, delivery and performance by such party of this Agreement (a) have been duly authorized by all requisite corporate action on the part of such party and (b) do not and will not violate any laws or regulations applicable to such party, the certificate or bylaws of such party or any order, judgment or decree of any court or other agency of government binding on such party.

          (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (d) UPC SECURITIES. Sellers own, beneficially and of record, the aggregate number of Preference Shares and Warrants set forth opposite such Seller's name on SCHEDULE 1 attached hereto. Sellers did not grant rights to purchase or otherwise acquire the UPC Securities but to the Purchaser. The UPC Securities have not been encumbered with an attachment, usufruct and pledge nor have depositary receipts for the UPC Securities been issued with the Purchaser's concurrence.

          (e) ACCREDITED INVESTOR. Such party is aware that the UGC Shares have not been registered under the Securities Act or any applicable state securities laws. Such party understands that the UGC Shares are being offered and exchanged in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act. Such party is an "Accredited Investor" as that term is defined in Rule 501(a) of the Securities Act. The UGC Shares are being acquired solely for such party's own account, for investment purposes only, and not for any distribution, subdivision or fractionalization thereof; and such party has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the UGC Shares. Such party further understands that it must bear the economic risk of this investment for an indefinite period of time because such party cannot resell or otherwise transfer any part of the UGC Shares unless (i) the UGC Shares are first registered under the Securities Act and such resale or other transfer complies with all applicable state securities laws or (ii) exemptions from the requirements of the Securities Act and all applicable state securities laws are available.

          (f) ACCESS TO INFORMATION. Such party has adequate information concerning the businesses, finances and operations, condition (financial and otherwise), results of operations, properties, plans and prospects of the Purchaser to make an informed decision regarding the sale and has independently and without reliance upon the Purchaser made its own analysis and decision to sell. Each Seller has been afforded the opportunity to ask questions of the Purchaser and has received satisfactory answers to any such inquiries.

          (g) NEGOTIATED AGREEMENT. The terms of this Agreement were the result of negotiations between Sellers and the Purchaser, and such party was given the opportunity to review and comment upon the proposed terms of this Agreement.

          (h) DISCLOSURE STATEMENT. Such party has received a copy of the Disclosure Statement.

     SECTION 7. CONDITIONS TO CLOSING.

          (a) CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to each Seller under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               (i) The representations and warranties of the Sellers contained in Section 6 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               (ii) Each of the Sellers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               (iii) Each of the Sellers shall have executed and delivered a ballot voting in favor of the US Plan substantially in the form of EXHIBIT A attached hereto.

               (iv) Each of the Sellers shall have executed and delivered a Deed of Purchase and Transfer substantially in the form of EXHIBIT B attached hereto.

               (v) Each of the Sellers shall have delivered to the Purchaser the Warrants with an executed Assignment Form attached as Exhibit B thereto providing for the transfer of title to the Purchaser.

          (b) CONDITIONS TO THE OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               (i) The representations and warranties of the Purchaser contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               (ii) The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               (iii) The Purchaser shall have executed and delivered a Transfer Deed substantially in the form of EXHIBIT B attached hereto.

     SECTION 8. TERMINATION OF LETTER AGREEMENT. Upon execution of this Agreement by the parties hereto, all rights and obligations of the parties under the Letter Agreement shall be terminated.

     SECTION 9. CONFIDENTIALITY. Except as required by law (including the Purchaser's disclosure obligations under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder and any disclosures required to be made in connection with the restructuring of UPC), the Purchaser and the Sellers, on behalf of themselves and their representatives, agree to keep strictly confidential all terms of this Agreement and the transactions contemplated hereby.

     SECTION 10. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each of the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which any party hereto may be entitled, at law or in equity.

     SECTION 11. SEVERABILITY. If any provision of this Agreement shall have been determined to be unenforceable by a court of competent jurisdiction or as a result of binding arbitration, such provision shall, as to such jurisdiction, be ineffective to the extent of such unenforceability, without invalidating the remaining provisions hereof, the other provisions of this Agreement shall nonetheless remain in full force and effect, and such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction.

     SECTION 12. TIMING. Each of the parties hereto agrees that time shall be of the essence for all purposes of this Agreement.

     SECTION 13. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     SECTION 14. JURISDICTION. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the city of New York over any suit, action or proceeding arising out of or relating to this Agreement or any other documents, agreements or instruments contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof of any such other documents, agreements or instruments. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER OR OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING HERETO OR THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including, and without limitation, contract claims, tort claims, breach of duty claims, and other common law and statutory claims.

     SECTION 16. EFFECTIVENESS; COUNTERPARTS. This Agreement shall become effective upon execution and delivery of a counterpart hereto by the Purchaser and each Seller. This Agreement shall be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. Delivery of a counterpart hereof by facsimile shall be effective as delivery of a manually signed counterpart hereof.

     IN WITNESS WHEREOF, the parties to this Agreement have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

UNITEDGLOBALCOM, INC.


By: /s/ FREDERICK WESTERMAN III
   -----------------------------
   Name: Frederick Westerman III
   Title: Chief Financial Officer


                                        ALLIANCE CAPITAL MANAGEMENT L.P.
                                        On behalf of: Alliance Balance Shares

                                        By: /s/ SUSANNE M. LENT
                                           ------------------------------------
                                           Name: Susanne M. Lent
                                           Title: SVP


                                        ALLIANCE CAPITAL MANAGEMENT L.P.
                                        On behalf of: Alliance Growth Fund

                                        By: /s/ ALAN E. LEVI
                                           ------------------------------------
                                           Name: Alan E. Levi
                                           Title: SVP


                                        ALLIANCE CAPITAL MANAGEMENT L.P.
                                        On behalf of: EQ Alliance Common Stock
                                        Portfolio

                                        By: /s/ CATHERINE D. WOOD
                                           ------------------------------------
                                           Name: Catherine D. Wood
                                           Title: Portfolio Manager


                                       ALLIANCE CAPITAL MANAGEMENT L.P.
                                       On behalf of: Alliance Global Strategic
                                       Income Trust

                                        By: /s/ GEORGE CAFFREY
                                           ------------------------------------
                                           Name: George Caffrey
                                           Title: VP

                                                                      SCHEDULE 1

                                               PREFERENCE                     UGC SHARES
          SELLER                                 SHARES        WARRANTS      TO BE ISSUED
          ------                               ----------      --------      -------------
Alliance Balanced Shares                             2             971             399
Alliance Growth Fund                               450         218,502          90,415
EQ Alliance Common Stock Portfolio               1,351         655,990         271,444
                                                 -----         -------         -------
Alliance Global Strategic Income Trust              30          14,567           6,029
                                                 -----         -------         -------
   TOTAL                                         1,833         890,030         368,287
                                                 =====         =======         =======


                                                                       EXHIBIT A

                          FORM OF RESTRUCTURING BALLOT

                                    [to come]

                                                                       EXHIBIT B

                      FORM OF DEED OF PURCHASE AND TRANSFER


                              PURCHASE AND TRANSFER
                                  OF SHARES IN
                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                     between

                              UnitedGlobalCom, Inc.

                                       and

                               [_________________]

                              PURCHASE AND TRANSFER
                                  OF SHARES IN
                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

THE UNDERSIGNED:

1.   [_________________],
     (the "Transferor");

2.   UnitedGlobalCom, Inc.
     (the "Purchaser"); and

3.   United Pan-Europe Communications, N.V.,
     (the "Company"),

WHEREAS:

     A. the Transferor is holder of [_______] paid up Preference Shares A in the capital of the Company, each with a nominal value of E1.00, numbered [__] to[__] inclusive (the "Shares");

     B. the Transferor acquired the Shares from the Company by deed of [_____]; and

     C. pursuant to the Securities Purchase Agreement entered into by and among the Purchaser Alliance Balanced Shares, Alliance Growth Fund and EQ Alliance Common Stock Portfolio (the "Securities Purchase Agreement"), the Purchaser hereby wishes to purchase the Shares from the Transferor and the Transferor wishes to sell the Shares to the Purchaser on the terms of and subject to the conditions, set forth in this agreement and the Securities Purchase Agreement.

HAVE AGREED AS FOLLOWS:

ARTICLE 1 - PURCHASE AND TRANSFER OF THE SHARES AND PAYMENT

2. The Transferor hereby sells and transfers (LEVERT) the Shares to the Purchaser, who hereby purchases and accepts the Shares from the Transferor (the "Transfer").

3. The purchase price for the Shares shall be equal to [_____] shares of the Purchaser's Class A Common Stock, each with a par value of $.01 (the "Purchase Price").

4. The Transferor has received the Purchase Price, for which the Purchaser is fully acquitted.

ARTICLE 2 - GUARANTEES

In addition to the guarantees as granted by the Securities Purchase Agreement, the Transferor grants the following guarantees in respect to the Shares to the
Purchaser:

     - The Transferor did not grant rights to purchase or otherwise acquire the Shares but to the Purchaser.

     - The Shares have not been encumbered with an attachment, usufruct and pledge nor have depositary receipts for the Shares been issued with the Company's concurrence.

     - No resolutions to make any distributions out of the equity (VERMOGEN) of the Company have been adopted, which have not been carried out.

ARTICLE 3 - ACCOUNT AND RISK

The Shares and all rights attached thereto including any distributions made by the Company on the Shares will, for as far as applicable, from now on be for the benefit of the Purchaser.

ARTICLE 4 - ACKNOWLEDGEMENT

The Company hereby acknowledges the Transfer and will make the appropriate entry in the shareholders' register.

ARTICLE 5 - MISCELLANEOUS

1. The Transferor and the Purchaser waive all their rights to rescind or avoid (VERNIETIGEN) this agreement and the included Transfer.

2. This agreement and the included Transfer and the rights and obligations arising from this agreement and the Transfer shall be governed by and construed in accordance with the laws of the Netherlands.

THUS AGREED AND EXECUTED IN [__] ORIGINAL COPIES

in                                                       on JANUARY __, 2003
   -------------------------------------------------


                                        UNITED PAN-EUROPE COMMUNICATIONS, N.V.


                                        -------------------------------------
                                        by:



                                        UNITEDGLOBALCOM, INC.


                                        -------------------------------------
                                        by:



                                        [______________________________]



                                        -------------------------------------
                                        by: